Exhibit 99.1

The Honest Company Reports Second Quarter 2024 Results and Raises Full Year Outlook

Achieves Record Revenue of $93 million, up 10%
Improved Profitability with Gross Margin of 38%, a 1,120 Basis Point Increase
Raises Full Year 2024 Revenue and Adjusted EBITDA Outlook

LOS ANGELES, Calif. – August 8, 2024 – The Honest Company (NASDAQ: HNST), a personal care company dedicated to creating clean- and sustainably-designed products, today reported financial results for the three and six months ended June 30, 2024 compared to the three and six months ended June 30, 2023.

“This quarter, it is evident that our team’s commitment to our three Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline is working, resulting in outstanding performance that has exceeded our expectations. In addition to delivering our highest quarterly revenue of $93 million in the second quarter, we continued to increase profitability and achieved gross margin of 38%. This strong performance and momentum give us confidence to raise our financial outlook for the full year,” said Chief Executive Officer, Carla Vernón. “At Honest, we are a company of builders. And, with a stronger financial foundation in place, this team is fully enrolled in helping to expand and strengthen the Honest brand and the portfolio of products that our community loves and trusts.”

Second Quarter Results
(All comparisons are versus the second quarter of 2023)

	For the three months ended June 30,
	2024	2023	Change
(In thousands, except percentages)
Revenue	$93,049	$84,544	$8,505
Gross margin	38.3%	27.1%	11.2%
Operating expenses	$39,657	$36,285	$3,372
Net loss	$(4,077)	$(13,416)	$9,339
Adjusted EBITDA(1)	$7,595	$(4,099)	$11,694

Revenue was $93 million, an increase of 10%, compared to the second quarter of 2023 driven by strong performance across our baby products and wipes portfolios. Tracked channel consumption(2) for the Company grew 7% compared to the comparative categories which were down 0.3% in the same period.
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(1) See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to independent third-party tracked channel consumption data. Reflects consumption for diapers, wipes, baby personal care, skin care and cosmetics items for the latest 12 weeks ended June 16, 2024.

Gross margin was 38.3% compared to 27.1% in the second quarter of 2023. Gross margin increased by 1,120 basis points compared to the second quarter of 2023 driven by improvements across the entire cost structure, including supply chain and product costs, as well as price increases and efficient trade spend.

Operating expenses increased $3 million, driven by deeper investments in marketing, reflecting a decrease of 30 basis points as a percentage of revenue compared to the second quarter of 2023. Selling, general & administrative expenses as a percentage of revenue decreased 120 basis points compared to the second quarter of 2023.

Net loss was $4 million compared to a net loss of $13 million in the second quarter of 2023.

Adjusted EBITDA(1) was positive $8 million compared to negative $4 million in the second quarter of 2023. This represents the Company’s third consecutive quarter of positive adjusted EBITDA.
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(1) See the reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Balance Sheet and Cash Flow

The Company ended the second quarter of 2024 with $37 million in cash and cash equivalents, an increase of $19 million as compared to the second quarter of 2023. The Company had no debt on our balance sheet as of June 30, 2024.

Net cash provided by operating activities was $3 million, compared to net cash provided by operating activities of $4 million for the second quarter of 2023.

Updated Full Year 2024 Outlook

Based on better than expected performance in the first half of the year, we are increasing our full year 2024 outlook for both revenue and Adjusted EBITDA.

	Current Outlook	Prior Outlook
Revenue	Mid-to-High Single Digit percentage growth (versus Full Year 2023)	Low-to-Mid Single Digit percentage growth (versus Full Year 2023)
Adjusted EBITDA(1)	$15 million to $18 million range	Positive Low-Single Digit to Mid-Single Digit millions range
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(1) We do not provide guidance for the most directly comparable GAAP measure, net loss, and similarly cannot provide a reconciliation between our adjusted EBITDA outlook and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net loss, including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Webcast and Conference Call Information

A webcast and conference call to discuss second quarter 2024 results is scheduled for today, August 8, 2024, at 1:30 p.m. Pacific time/4:30 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register.vevent.com/register/BIc70caf9a8613457c891252c4e4a84653 and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com or https://edge.media-server.com/mmc/p/z8bqvihd. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue and adjusted EBITDA outlook for 2024; our ability to achieve or sustain profitability; momentum in our business; our ability to execute on, and the continued benefits of, our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; and other business strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 8, 2024, and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

The Honest Company (NASDAQ: HNST) is a personal care company dedicated to creating clean- and sustainably-designed products spanning categories across diapers, wipes, baby personal care, beauty, apparel, household care and wellness. Founded in 2012, the Company is on a mission to challenge ingredients, ideals, and industries through the power of the Honest brand, the Honest team, and the Honest Standard. Honest products are available via Honest.com, leading online retailers and approximately 50,000 retail locations across the United States and Canada. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023

Revenue	$93,049	$84,544	$179,266	$167,933
Cost of revenue	57,437	61,646	111,772	124,832
Gross profit	35,612	22,898	67,494	43,101
Operating expenses
Selling, general and administrative	26,431	25,032	48,850	50,849
Marketing	11,512	9,261	20,608	19,495
Restructuring	—	397	—	1,747
Research and development	1,714	1,595	3,395	3,054
Total operating expenses	39,657	36,285	72,853	75,145
Operating loss	(4,045)	(13,387)	(5,359)	(32,044)
Interest and other income (expense), net	(19)	(9)	(82)	(198)
Loss before provision for income taxes	(4,064)	(13,396)	(5,441)	(32,242)
Income tax provision	13	20	38	40
Net loss	$(4,077)	$(13,416)	$(5,479)	$(32,282)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.04)	$(0.14)	$(0.06)	$(0.34)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	99,078,930	94,103,266	97,676,049	93,607,425

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments, net of taxes	—	13	—	33
Comprehensive loss	$(4,077)	$(13,403)	$(5,479)	$(32,249)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$36,593	$32,827
Accounts receivable, net	43,341	43,084
Inventories	73,673	73,490
Prepaid expenses and other current assets	8,611	8,371
Total current assets	162,218	157,772
Operating lease right-of-use asset	20,528	23,683
Property and equipment, net	12,304	13,486
Goodwill	2,230	2,230
Intangible assets, net	272	309
Other assets	2,602	4,141
Total assets	$200,154	$201,621
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,922	$22,289
Accrued expenses	31,332	32,209
Deferred revenue	1,682	2,212
Total current liabilities	52,936	56,710
Long term liabilities
Operating lease liabilities, net of current portion	17,537	21,738
Other long-term liabilities	—	34
Total liabilities	70,473	78,482
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at June 30, 2024 and December 31, 2023, none issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at June 30, 2024 and December 31, 2023; 100,156,974 and 95,868,421 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	9	9
Additional paid-in capital	614,220	602,198
Accumulated deficit	(484,548)	(479,068)
Total stockholders’ equity	129,681	123,139
Total liabilities and stockholders’ equity	$200,154	$201,621

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	For the six months ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(5,479)	$(32,282)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,426	1,340
Stock-based compensation	11,428	10,185
Other	4,664	3,108
Changes in assets and liabilities:
Accounts receivable, net	(257)	6,460
Inventories	(182)	33,561
Prepaid expenses and other assets	(211)	7,389
Accounts payable, accrued expenses and other long-term liabilities	(3,609)	(23,104)
Deferred revenue	(529)	908
Operating lease liabilities	(3,970)	(3,807)
Net cash provided by operating activities	3,281	3,758
Cash flows from investing activities
Proceeds from maturities of short-term investments	—	5,683
Purchases of property and equipment	(91)	(1,186)
Net cash (used in) provided by investing activities	(91)	4,497
Cash flows from financing activities
Proceeds from exercise of stock options	508	4
Proceeds from 2021 ESPP	86	102
Payments on finance lease liabilities	(18)	(33)
Net cash provided by financing activities	576	73
Net increase in cash and cash equivalents	3,766	8,328
Cash and cash equivalents
Beginning of the period	32,827	9,517
End of the period	$36,593	$17,845

Supplemental disclosures of noncash activities
Capital expenditures included in accounts payable and accrued expenses	$155	$25

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
We prepare and present our condensed consolidated financial statements in accordance with GAAP. However, management believes that adjusted EBITDA, which is a non-GAAP financial measure, provides investors with additional useful information in evaluating our performance.

We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) Chief Executive Officer (“CEO”) and founder and former Chief Creative Officer (“CCO”) transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

Adjusted EBITDA is a financial measure that is not required by, or presented in accordance with GAAP. We believe that adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating expenses, including interest expense; (5) it does not reflect tax payments that may represent a reduction in cash available to us; and (6) does not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as CEO and founder/CCO transition expenses and restructuring expenses in connection with the Transformation Initiative. In addition, our use of adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider adjusted EBITDA alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	For the three months ended June 30,		For the six months ended June 30,
(In thousands)	2024	2023	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(4,077)	$(13,416)	$(5,479)	$(32,282)
Interest and other (income) expense, net	19	9	82	198
Income tax provision	13	20	38	40
Depreciation and amortization	709	672	1,426	1,340
Stock-based compensation	8,905	6,413	11,428	10,185
Securities litigation expense	1,268	1,773	1,670	2,951
CEO and founder/CCO transition expense(1)	700	—	858	1,277
Restructuring costs(2)	—	397	—	1,747
Payroll tax expense related to stock-based compensation	58	33	216	112
Adjusted EBITDA	$7,595	$(4,099)	$10,239	$(14,432)

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(1) Includes sign-on bonus and relocation costs related to the appointment of our CEO and separation costs related to the termination of our former founder and CCO.
(2) Restructuring costs included employee and asset-related costs and contract terminations.